First Niagara Financial Group, Inc.
Exhibit 99.2 - Summary of Quarterly Financial Data

                                                                                 2002
                                                -------------------------------------------------------------------
                                                     As of             Third            Second           First
                                                 September 30,        Quarter           Quarter         Quarter
                                                ---------------   ----------------   -------------   --------------
-------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
-------------------------------------------------------------------------------------------------------------------
Total assets                                 $       2,882,867          2,882,867       2,872,223        2,854,763
Total interest-earning assets                $       2,617,973          2,617,973       2,614,950        2,603,948
Fed funds and other short-term investments   $         216,543            216,543         125,177          147,801
Securities, at amortized cost                $         431,741            431,741         550,720          553,310
Loans:
   Real estate loans:
     One-to four-family                      $         926,162            926,162         944,268          962,433
     Home equity                             $         134,641            134,641         130,642          121,212
     Multi-family                            $         153,786            153,786         145,650          142,955
     Commercial real-estate                  $         302,197            302,197         291,778          264,397
     Construction                            $          94,046             94,046          82,133           77,204
                                                ---------------   ----------------   -------------   --------------
       Total real estate loans               $       1,610,832          1,610,832       1,594,471        1,568,201
                                                ---------------   ----------------   -------------   --------------

   Commercial business loans                 $         174,867            174,867         154,778          143,121
   Consumer loans                            $         172,104            172,104         178,725          181,182
   Net deferred costs and discounts          $           2,355              2,355           2,365            1,786
                                                ---------------   ----------------   -------------   --------------
       Total loans                           $       1,960,158          1,960,158       1,930,339        1,894,290
Goodwill and other intangibles               $          80,717             80,717          80,776           81,016

Total interest-bearing liabilities           $       2,425,613          2,425,613       2,431,133        2,436,611

Deposits:
   Interest-bearing deposits:
     Savings accounts                        $         634,312            634,312         623,412          551,002
     Interest-bearing checking               $         484,778            484,778         512,719          528,416
     Certificates of deposits                $         880,130            880,130         871,759          930,545
     Mortgagors' payments held in escrow     $          12,698             12,698          16,387           10,523
   Noninterest-bearing deposits              $         127,614            127,614         123,997          111,804
                                                ---------------   ----------------   -------------   --------------
     Total deposits                          $       2,139,532          2,139,532       2,148,274        2,132,290

Short-term borrowings                        $          73,426             73,426          72,633           72,251
Long-term borrowings                         $         340,269            340,269         334,223          343,874
Stockholders' equity                         $         279,173            279,173         272,303          264,202
Tangible equity (1)                          $         198,456            198,456         191,527          183,186
Fair value adjustment included in
   stockholders' equity                      $           3,675              3,675           3,197              454
Common shares outstanding                               24,988             24,988          24,925           24,856
Total loans serviced for others              $         258,997            258,997         255,818          249,469

                                                                       2001
                                                ------------------------------------------------
                                                     As of            Fourth           Third
                                                  December 31,        Quarter         Quarter
                                                ---------------    -------------   -------------
------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------
Total assets                                 $       2,857,946        2,857,946       2,749,182
Total interest-earning assets                $       2,596,371        2,596,371       2,434,517
Fed funds and other short-term investments   $          22,231           22,231          13,981
Securities, at amortized cost                $         689,293          689,293         530,347
Loans:
   Real estate loans:
     One-to four-family                      $         980,638          980,638       1,017,555
     Home equity                             $         114,443          114,443         110,201
     Multi-family                            $         133,439          133,439         128,513
     Commercial real-estate                  $         259,457          259,457         251,120
     Construction                            $          64,502           64,502          56,701
                                                ---------------    -------------   -------------
       Total real estate loans               $       1,552,479        1,552,479       1,564,090
                                                ---------------    -------------   -------------

   Commercial business loans                 $         135,621          135,621         124,398
   Consumer loans                            $         182,126          182,126         186,163
   Net deferred costs and discounts          $           1,642            1,642           1,629
                                                ---------------    -------------   -------------
       Total loans                           $       1,871,868        1,871,868       1,876,280
Goodwill and other intangibles               $          81,010           81,010          82,555

Total interest-bearing liabilities           $       2,439,975        2,439,975       2,330,299

Deposits:
   Interest-bearing deposits:
     Savings accounts                        $         450,762          450,762         416,215
     Interest-bearing checking               $         549,306          549,306         556,133
     Certificates of deposits                $         863,717          863,717         906,571
     Mortgagors' payments held in escrow     $          17,150           17,150          15,400
   Noninterest-bearing deposits              $         109,895          109,895          98,775
                                                ---------------    -------------   -------------
     Total deposits                          $       1,990,830        1,990,830       1,993,094

Short-term borrowings                        $         212,992          212,992          86,802
Long-term borrowings                         $         346,048          346,048         349,178
Stockholders' equity                         $         260,617          260,617         258,958
Tangible equity (1)                          $         179,607          179,607         176,403
Fair value adjustment included in
   stockholders' equity                      $           2,561            2,561           4,435
Common shares outstanding                               24,802           24,802          24,787
Total loans serviced for others              $         252,267          252,267         239,978

                                                                                 2002
                                                -------------------------------------------------------------------
                                                 Year-to-Date          Third            Second           First
                                                 September 30,        Quarter           Quarter         Quarter
                                                ---------------   ----------------   -------------   --------------
-------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES (2)
(Amounts in thousands)
-------------------------------------------------------------------------------------------------------------------
Total assets                                 $       2,846,142          2,894,726       2,869,204        2,773,161
Total interest-earning assets                $       2,591,174          2,638,472       2,617,506        2,516,202
Fed funds and other short-term investments   $         135,330            208,145         121,566           74,813
Securities, at amortized cost                $         524,619            456,455         573,919          544,451
Loans  (3)                                   $       1,917,110          1,954,118       1,911,144        1,885,312
Goodwill and other intangibles               $          80,943             80,784          80,932           81,116
Interest-bearing liabilities:
   Savings accounts                          $         575,504            634,107         592,461          498,453
   Interest-bearing checking                 $         519,629            501,684         519,283          538,325
   Certificates of deposits                  $         885,617            877,185         900,201          879,491
   Mortgagors' payments held in escrow       $          18,270             22,660          16,733           15,135
   Other borrowed funds                      $         415,710            411,520         411,557          424,190
                                                ---------------   ----------------   -------------   --------------
     Total interest-bearing liabilities      $       2,414,730          2,447,156       2,440,235        2,355,594

Interest-bearing deposits                    $       1,999,020          2,035,636       2,028,678        1,931,404
Noninterest-bearing deposits                 $         112,156            121,324         111,738          103,410
                                                ---------------   ----------------   -------------   --------------
   Total deposits                            $       2,111,176          2,156,960       2,140,416        2,034,814

Stockholders' equity                         $         271,651            278,073         270,796          265,949
Tangible equity (1)                          $         190,708            197,289         189,864          184,833
Common shares outstanding:
   Basic                                                24,886             24,951          24,886           24,820
   Diluted                                              25,424             25,545          25,425           25,246

                                                                       2001
                                                ------------------------------------------------
                                                 Year-to-Date         Fourth           Third
                                                  December 31,        Quarter         Quarter
                                                ---------------    -------------   -------------
------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES (2)
(Amounts in thousands)
------------------------------------------------------------------------------------------------
Total assets                                 $       2,679,331        2,717,984       2,715,856
Total interest-earning assets                $       2,429,167        2,468,392       2,460,606
Fed funds and other short-term investments   $          39,533           41,753          50,335
Securities, at amortized cost                $         519,278          540,023         530,910
Loans  (3)                                   $       1,854,117        1,873,337       1,864,773
Goodwill and other intangibles               $          83,621           81,984          83,235
Interest-bearing liabilities:
   Savings accounts                          $         417,256          427,122         415,986
   Interest-bearing checking                 $         545,118          548,510         550,593
   Certificates of deposits                  $         877,428          888,960         889,081
   Mortgagors' payments held in escrow       $          19,198           18,017          25,118
   Other borrowed funds                      $         425,543          427,943         431,767
                                                ---------------    -------------   -------------
     Total interest-bearing liabilities      $       2,284,543        2,310,552       2,312,545

Interest-bearing deposits                    $       1,859,000        1,882,609       1,880,778
Noninterest-bearing deposits                 $          90,023           99,527          92,875
                                                ---------------    -------------   -------------
   Total deposits                            $       1,949,023        1,982,136       1,973,653

Stockholders' equity                         $         255,637          263,350         257,919
Tangible equity (1)                          $         172,016          181,366         174,684
Common shares outstanding:
   Basic                                                24,728           24,787          24,763
   Diluted                                              25,010           25,165          25,188

First Niagara Financial Group, Inc.
Exhibit 99.2 - Summary of Quarterly Financial Data (Cont'd)

                                                                                                   2002
                                                                     ------------------------------------------------------------
                                                                        Year-to-Date       Third         Second          First
                                                                       September 30,      Quarter        Quarter        Quarter
                                                                     ----------------   -----------    -----------    -----------
---------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
---------------------------------------------------------------------------------------------------------------------------------
Interest income                                                   $          126,983        41,914         42,536         42,533
Interest expense                                                  $           59,004        18,857         19,828         20,319
                                                                     ----------------   -----------    -----------    -----------
Net interest income                                               $           67,979        23,057         22,708         22,214
Provision for credit losses                                       $            4,989         1,729          1,730          1,530
                                                                     ----------------   -----------    -----------    -----------
Net interest income after provision for credit losses             $           62,990        21,328         20,978         20,684

Noninterest income:
   Bank service charges and fees                                  $           10,478         3,662          3,477          3,339
   Lending and leasing income                                     $            3,752         1,521          1,192          1,039
   Insurance services and fees                                    $           15,697         5,070          5,553          5,074
   Bank-owned life insurance earnings                             $            2,017           680            683            654
   Annuity and mutual fund commissions                            $            1,925           679            773            473
   Investment advisory and fiduciary services                     $              880           244            309            327
   (Loss) gain from investment securities available for sale      $             (243)         (311)            82            (14)
   Other                                                          $            1,249           435            496            318
                                                                     ----------------   -----------    -----------    -----------
     Total noninterest income                                     $           35,755        11,980         12,565         11,210

Noninterest expense:
   Salaries and benefits                                          $           37,336        12,931         12,057         12,348
   Occupancy and equipment                                        $            5,958         1,969          1,955          2,034
   Technology and communications                                  $            6,614         2,219          2,345          2,050
   Marketing and advertising                                      $            1,847           686            621            540
   Amortization of goodwill and other intangibles (4)             $              649           227            211            211
   Other                                                          $            9,653         3,214          3,176          3,263
                                                                     ----------------   -----------    -----------    -----------
     Total noninterest expense                                    $           62,057        21,246         20,365         20,446

Income before income taxes                                        $           36,688        12,062         13,178         11,448
Income taxes                                                      $           12,511         4,126          4,387          3,998
New York State bad debt tax expense recapture (5)                 $            1,784             -          1,784              -
                                                                     ----------------   -----------    -----------    -----------
Net income                                                        $           22,393         7,936          7,007          7,450
                                                                     ----------------   -----------    -----------    -----------
Add back: Goodwill amortization (4)                               $                -             -              -              -
                                                                     ----------------   -----------    -----------    -----------
Adjusted net income                                               $           22,393         7,936          7,007          7,450
                                                                     ----------------   -----------    -----------    -----------

---------------------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
(Amounts in thousands)
---------------------------------------------------------------------------------------------------------------------------------
Net income per share:
   Basic                                                          $             0.90          0.32           0.28           0.30
   Diluted                                                        $             0.88          0.31           0.28           0.30
Adjusted net income per share (4):
   Basic                                                          $             0.90          0.32           0.28           0.30
   Diluted                                                        $             0.88          0.31           0.28           0.30
Cash dividends                                                    $             0.32          0.11           0.11           0.10
Dividend payout ratio                                                         35.56%        34.38%         39.29%         33.33%
Dividend yield (Annualized) (6)                                                1.35%         1.38%          1.59%          2.33%
Book value                                                        $            11.17         11.17          10.92          10.63
Tangible book value (1)                                           $             7.94          7.94           7.68           7.37
Market price (NASDAQ: FNFG):
   High                                                           $            32.10         32.10          29.99          19.45
   Low                                                            $            15.70         26.66          17.00          15.70
   Close                                                          $            31.59         31.59          27.76          17.44

---------------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS (2)
(Annualized)
---------------------------------------------------------------------------------------------------------------------------------
Net income:
Return on average assets                                                       1.05%         1.09%          0.98%          1.09%
Return on average equity                                                      11.02%        11.32%         10.38%         11.36%
Return on average tangible equity (1)                                         15.70%        15.96%         14.80%         16.35%
Adjusted net income (4):
Return on average assets                                                       1.05%         1.09%          0.98%          1.09%
Return on average equity                                                      11.02%        11.32%         10.38%         11.36%
Return on average tangible equity (1)                                         15.70%        15.96%         14.80%         16.35%
Yield on interest-earning assets                                               6.54%         6.33%          6.51%          6.80%
Rate on interest-bearing liabilities                                           3.27%         3.06%          3.26%          3.50%
                                                                     ----------------   -----------    -----------    -----------
Net interest rate spread                                                       3.27%         3.27%          3.25%          3.30%

Net interest margin as a percentage of
   interest-earning assets                                                     3.50%         3.50%          3.47%          3.52%

As a percentage of average assets:
   Noninterest income (7)                                                      1.69%         1.68%          1.75%          1.64%
   Noninterest expense (4)                                                     2.92%         2.91%          2.85%          2.99%
                                                                     ----------------   -----------    -----------    -----------
   Net overhead                                                                1.23%         1.23%          1.10%          1.35%
Efficiency ratio (4) (7)                                                      59.68%        60.11%         57.87%         61.15%

                                                                                            2001
                                                                     ----------------------------------------------
                                                                       Year-to-Date        Fourth          Third
                                                                       December 31,        Quarter        Quarter
                                                                     ----------------    -----------    -----------
-------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
-------------------------------------------------------------------------------------------------------------------
Interest income                                                   $          178,368         43,774         44,880
Interest expense                                                  $           99,352         22,686         24,787
                                                                     ----------------    -----------    -----------
Net interest income                                               $           79,016         21,088         20,093
Provision for credit losses                                       $            4,160          1,150          1,110
                                                                     ----------------    -----------    -----------
Net interest income after provision for credit losses             $           74,856         19,938         18,983

Noninterest income:
   Bank service charges and fees                                  $           10,222          3,187          2,388
   Lending and leasing income                                     $            4,310          1,205          1,064
   Insurance services and fees                                    $           18,456          4,549          4,420
   Bank-owned life insurance earnings                             $            2,507            679            647
   Annuity and mutual fund commissions                            $            1,750            470            427
   Investment advisory and fiduciary services                     $            1,456            317            383
   (Loss) gain from investment securities available for sale      $              (83)            27            100
   Other                                                          $            3,454            678            742
                                                                     ----------------    -----------    -----------
     Total noninterest income                                     $           42,072         11,112         10,171

Noninterest expense:
   Salaries and benefits                                          $           45,989         11,934         11,236
   Occupancy and equipment                                        $            7,664          1,862          1,830
   Technology and communications                                  $            7,642          2,112          1,775
   Marketing and advertising                                      $            2,126            541            371
   Amortization of goodwill and other intangibles (4)             $            5,711          1,435          1,440
   Other                                                          $           13,873          3,930          3,321
                                                                     ----------------    -----------    -----------
     Total noninterest expense                                    $           83,005         21,814         19,973

Income before income taxes                                        $           33,923          9,236          9,181
Income taxes                                                      $           12,703          3,440          3,432
New York State bad debt tax expense recapture (5)                 $                -              -              -
                                                                     ----------------    -----------    -----------
Net income                                                        $           21,220          5,796          5,749
                                                                     ----------------    -----------    -----------
Add back: Goodwill amortization (4)                               $            4,742          1,187          1,187
                                                                     ----------------    -----------    -----------
Adjusted net income                                               $           25,962          6,983          6,936
                                                                     ----------------    -----------    -----------

-------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA
(Amounts in thousands)
-------------------------------------------------------------------------------------------------------------------
Net income per share:
   Basic                                                          $             0.86           0.23           0.23
   Diluted                                                        $             0.85           0.23           0.23
Adjusted net income per share (4):
   Basic                                                          $             1.05           0.28           0.28
   Diluted                                                        $             1.04           0.28           0.28
Cash dividends                                                    $             0.36           0.10           0.09
Dividend payout ratio                                                         41.86%         43.48%         39.13%
Dividend yield (Annualized) (6)                                                2.14%          2.36%          2.25%
Book value                                                        $            10.51          10.51          10.45
Tangible book value (1)                                           $             7.24           7.24           7.12
Market price (NASDAQ: FNFG):
   High                                                           $            17.90          17.45          17.90
   Low                                                            $            10.75          15.20          12.76
   Close                                                          $            16.83          16.83          15.87

-------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS (2)
(Annualized)
-------------------------------------------------------------------------------------------------------------------
Net income:
Return on average assets                                                       0.79%          0.85%          0.84%
Return on average equity                                                       8.30%          8.73%          8.84%
Return on average tangible equity (1)                                         12.34%         12.68%         13.06%
Adjusted net income (4):
Return on average assets                                                       0.97%          1.02%          1.01%
Return on average equity                                                      10.16%         10.52%         10.67%
Return on average tangible equity (1)                                         15.09%         15.28%         15.75%
Yield on interest-earning assets                                               7.34%          7.07%          7.28%
Rate on interest-bearing liabilities                                           4.35%          3.90%          4.25%
                                                                     ----------------    -----------    -----------
Net interest rate spread                                                       2.99%          3.17%          3.03%

Net interest margin as a percentage of
   interest-earning assets                                                     3.25%          3.42%          3.28%

As a percentage of average assets:
   Noninterest income (7)                                                      1.57%          1.62%          1.47%
   Noninterest expense (4)                                                     2.92%          3.01%          2.74%
                                                                     ----------------    -----------    -----------
   Net overhead                                                                1.35%          1.39%          1.27%
Efficiency ratio (4) (7)                                                      64.59%         64.11%         62.28%

First Niagara Financial Group, Inc.
Exhibit 99.2 - Summary of Quarterly Financial Data (Cont'd)

                                                                                        2002
                                                         ------------------------------------------------------------
                                                               As of            Third         Second         First
                                                           September 30,       Quarter        Quarter       Quarter
                                                         -----------------   -----------   ------------  ------------
---------------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS

---------------------------------------------------------------------------------------------------------------------
Tier 1 capital                                                     10.69%        10.69%         10.18%        10.02%
Total capital                                                      11.81%        11.81%         11.25%        11.06%
Leverage capital                                                    6.90%         6.90%          6.73%         6.76%
Equity to assets                                                    9.68%         9.68%          9.48%         9.25%
Tangible equity to tangible assets (1)                              7.08%         7.08%          6.86%         6.60%

---------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
---------------------------------------------------------------------------------------------------------------------
Non-performing loans:
   One-to four-family                                 $             4,656         4,656          4,252         5,040
   Home equity                                        $               396           396            488           504
   Commercial real-estate and multi-family            $             2,187         2,187          2,240         2,365
   Consumer                                           $               690           690            619           746
   Commercial business                                $             2,992         2,992          4,134         4,062
                                                         -----------------   -----------   ------------  ------------
     Total non-performing loans                       $            10,921        10,921         11,733        12,717

Other non-performing assets                           $               151           151            310           676
                                                         -----------------   -----------   ------------  ------------
Total non-performing assets                           $            11,072        11,072         12,043        13,393

Allowance for credit losses                           $            20,299        20,299         19,694        18,983
Net loan charge-offs                                  $             3,417         1,124          1,019         1,274
Provision for credit losses as a
   percentage of net loan charge-offs                             146.01%       153.83%        169.77%       120.09%
Total non-performing assets as a
   percentage of total assets                                       0.38%         0.38%          0.42%         0.47%
Total non-performing loans to total loans                           0.56%         0.56%          0.61%         0.67%
Net charge-offs to average loans (Annualized)                       0.24%         0.23%          0.21%         0.27%
Allowance for credit losses to total loans                          1.04%         1.04%          1.02%         1.00%
Allowance for credit losses
   to non-performing loans                                        185.87%       185.87%        167.85%       149.27%
---------------------------------------------------------------------------------------------------------------------
Personnel FTE                                                         937           937            941           932
Number of banking centers                                              39            39             38            38

                                                                              2001
                                                         ----------------------------------------------
                                                              As of           Fourth          Third
                                                           December 31,       Quarter        Quarter
                                                         ---------------   ------------    ------------
-------------------------------------------------------------------------------------------------------
CAPITAL RATIOS

-------------------------------------------------------------------------------------------------------
Tier 1 capital                                                   10.27%         10.27%           9.96%
Total capital                                                    11.36%         11.36%          11.05%
Leverage capital                                                  6.71%          6.71%           6.47%
Equity to assets                                                  9.12%          9.12%           9.42%
Tangible equity to tangible assets (1)                            6.47%          6.47%           6.62%

-------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
-------------------------------------------------------------------------------------------------------
Non-performing loans:
   One-to four-family                                 $           4,833          4,833           4,605
   Home equity                                        $             491            491             488
   Commercial real-estate and multi-family            $           2,402          2,402           2,208
   Consumer                                           $             510            510             385
   Commercial business                                $           3,244          3,244             840
                                                         ---------------   ------------    ------------
     Total non-performing loans                       $          11,480         11,480           8,526

Other non-performing assets                           $             665            665             693
                                                         ---------------   ------------    ------------
Total non-performing assets                           $          12,145         12,145           9,219

Allowance for credit losses                           $          18,727         18,727          18,651
Net loan charge-offs                                  $           3,179          1,074           1,032
Provision for credit losses as a
   percentage of net loan charge-offs                           130.86%        107.08%         107.56%
Total non-performing assets as a
   percentage of total assets                                     0.42%          0.42%           0.34%
Total non-performing loans to total loans                         0.61%          0.61%           0.45%
Net charge-offs to average loans (Annualized)                     0.17%          0.23%           0.22%
Allowance for credit losses to total loans                        1.00%          1.00%           0.99%
Allowance for credit losses
   to non-performing loans                                      163.13%        163.13%         218.75%
-------------------------------------------------------------------------------------------------------
Personnel FTE                                                       919            919             911
Number of banking centers                                            37             37              37

----------
(1)   Excludes goodwill and other intangibles.
(2)   Averages presented are daily averages.
(3)   Net of deferred costs and unearned discounts.
(4) With the adoption of SFAS No. 142 "Goodwill and Other Intangibles" on January 1, 2002, the Company is no longer required to amortize goodwill. Accordingly, for the prior periods presented, goodwill amortization has been excluded from adjusted amounts for consistency purposes. The remaining amortization relates to identifiable intangible assets (ie. customer lists).
(5) First Niagara Bank, a wholly owned subsidiary of the Company, is subject to special provisions in the New York State tax law that allows it to deduct on its tax return bad debt expenses in excess of those actually incurred based on a specified formula ("excess reserve"). The Company is required to repay this excess reserve if it does not maintain a certain percentage of qualified assets (primarily residential mortgages and mortgage-backed securities) to total assets, as prescribed by the tax law. For accounting purposes, the Company is required to record a tax liability for the recapture of this excess reserve when it can no longer assert that the test will continue to be passed for the "foreseeable future." As a result of the decision to combine its three banks, the Company can no longer make this assertion and accordingly, recorded a $1.8 million tax liability in the second quarter of 2002. It is anticipated that this tax liability will be repaid over the next 10 - 15 years.
(6)   Computed based upon the period end closing stock price.
(7)   Excludes net gain/loss on sale of securities available for sale.